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                                                                     Exhibit 4.1

                            COMSTOCK RESOURCES, INC.,

                                   GUARANTORS

                                  NAMED HEREIN

                                       and

                    THE BANK OF NEW YORK TRUST COMPANY, N.A.

                                     Trustee


                            -------------------------


                          SECOND SUPPLEMENTAL INDENTURE

                           dated as of March 11, 2004

                                       to

                                    INDENTURE

                          dated as of February 25, 2004


                            -------------------------


                          6 7/8% Senior Notes due 2012

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         THIS SECOND SUPPLEMENTAL INDENTURE dated as of March 11, 2004 (as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, this "Second Supplemental Indenture"), is among COMSTOCK RESOURCES, INC., a Nevada corporation (hereinafter called the "Company"), the GUARANTORS (as defined in the Indenture) and THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee (hereinafter called the "Trustee"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Indenture (as defined below).

                             RECITALS OF THE COMPANY

         WHEREAS, the Company, the Guarantors and the Trustee entered into an Indenture dated as of February 25, 2004 (the "Original Indenture"), as the same was amended and supplemented by that certain First Supplemental Indenture dated as of February 25, 2004 (the "First Supplemental Indenture" and, together with the Original Indenture, the "Indenture"), providing for the issuance by the Company from time to time, and the establishment of the terms of, the Company's 6 7/8% Senior Notes due 2012;

         WHEREAS, Section 6.10 of the First Supplemental Indenture provides that each Restricted Subsidiary that guarantees the payment of, assumes or in any other manner becomes liable (whether directly or indirectly) with respect to any Indebtedness of the Company or any other Restricted Subsidiary of the Company, including, without limitation, Indebtedness under the Bank Credit Facility, will execute and deliver a supplemental indenture agreeing to be bound by the terms of the Indenture applicable to a Guarantor and providing for a Guarantee of the Securities;

         WHEREAS, effective March 10, 2004, (i) the Company formed Comstock Oil & Gas GP, LLC, a Nevada limited liability company ("COG-GP"), and Comstock Oil & Gas Investments, LLC, a Nevada limited liability company ("Investments"), and contributed 0.1% of all outstanding stock of Comstock Oil & Gas, Inc., a Nevada corporation and an existing Restricted Subsidiary ("COGI"), to COG-GP and 99.9% of the stock of COGI to Investments, and (ii) pursuant to Articles of Conversion, COGI converted into a Nevada limited partnership, which is now known as Comstock Oil & Gas, LP; and

         WHEREAS, COG-GP and Investments (collectively, the "Additional Guarantors") have become Restricted Subsidiaries and desire to execute this Second Supplemental Indenture for the purpose of agreeing to be bound by the terms of the Indenture applicable to a Guarantor and providing for a Guarantee of the Securities.

         NOW, THEREFORE, for the purposes stated herein and for and in consideration of the premises and covenants contained in the Indenture and in this Second Supplemental Indenture and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed as follows:


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                                   ARTICLE I.

         Section 1.1 Additional Guarantors.

         (a) From the date of this Second Supplemental Indenture, in accordance with Section 6.10 of the First Supplemental Indenture, each of the Additional Guarantors shall be subject to the provisions, and agrees to be bound by the terms, of the Indenture applicable to a Guarantor; and each of the Additional Guarantors hereby unconditionally, jointly and severally, guarantees to each Holder of Securities authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under the Indenture and the Securities.

         (b) Notwithstanding the foregoing and the other provisions of the Indenture, the Guarantees of the Additional Guarantors shall be automatically and unconditionally released and discharged upon the terms and conditions set forth in Section 9.3 of the First Supplemental Indenture.

                                   ARTICLE II

         Section 2.1 Ratification of Indenture.

         As supplemented by this Second Supplemental Indenture, the Indenture is in all respects ratified and confirmed, and the Indenture as supplemented by this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         Section 2.2 Conflict with Trust Indenture Act.

         If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Second Supplemental Indenture by any provision of the Trust Indenture Act, such required provisions shall control.

         Section 2.3 Counterparts.

         This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

         Section 2.4 Governing Law.

         This Second Supplemental Indenture and the Guarantees contained herein shall be governed by, and construed and enforced in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.



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         IN WITNESS WHEREOF, the parties hereto have caused this Second
Supplemental Indenture to be duly executed, all as of the day and year first above written.


                          ISSUER:

                          COMSTOCK RESOURCES, INC.


                          By: /s/ Roland O. Burns
                             ---------------------------------------------------
                              Roland O. Burns
                              Senior Vice President, Chief Financial Officer, Secretary and Treasurer


                          GUARANTORS:

                          COMSTOCK OIL & GAS, LP


                          By: /s/ Roland O. Burns
                             ---------------------------------------------------
                              Roland O. Burns

                              Senior Vice President, Chief Financial Officer, Secretary and Treasurer of COMSTOCK RESOURCES, INC., a Nevada corporation, acting in its capacity as the sole member of COMSTOCK OIL & GAS GP, LLC, a Nevada limited liability company, and as the sole member of such entity, acting on behalf of such entity in such entity's capacity as the sole general partner of COMSTOCK OIL & GAS, LP, a Nevada limited partnership

                          COMSTOCK OIL & GAS HOLDINGS, INC.


                          By: /s/ Roland O. Burns
                             ---------------------------------------------------
                              Roland O. Burns
                              Senior Vice President, Chief Financial Officer, Secretary and Treasurer



                           [SIGNATURE PAGE CONTINUES]

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                          COMSTOCK OIL & GAS-LOUISIANA, LLC


                          By: /s/ Roland O. Burns
                             ---------------------------------------------------
                              Roland O. Burns
                              Manager, Senior Vice President, Chief Financial Officer, Secretary and Treasurer

                          COMSTOCK OFFSHORE, LLC


                          By: /s/ Roland O. Burns
                             ---------------------------------------------------
                              Roland O. Burns
                              Manager, Senior Vice President, Chief Financial Officer, Secretary and Treasurer


                          ADDITIONAL GUARANTORS:

                          COMSTOCK OIL & GAS GP, LLC


                          By: /s/ Roland O. Burns
                             ---------------------------------------------------
                              Roland O. Burns
                              Senior Vice President, Chief Financial Officer, Secretary and Treasurer of COMSTOCK RESOURCES, INC., a Nevada corporation, acting on behalf of such entity in its capacity as the sole member of COMSTOCK OIL & GAS GP, LLC


                          COMSTOCK OIL & GAS INVESTMENTS, LLC


                          By: /s/ Roland O. Burns
                             ---------------------------------------------------
                              Roland O. Burns
                              Manager


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                          TRUSTEE:


                          THE BANK OF NEW YORK TRUST COMPANY, N.A.


                          By: /s/ Patrick T. Giordano
                             ---------------------------------------------------
                              Patrick T. Giordano
                              Vice President